Exhibit 3.103

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I - Name:

The name of the Limited Liability Company is:

[NAME OF LIMITED LIABILITY COMPANY]
(Must end with the words “Limited Liability Company, “L.L.C.,” or “LLC.”)

ARTICLE II - Address:

The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:

200 International Circle, Ste. 3500	200 International Circle, Ste. 3500
Hunt Valley, Maryland 21030	Hunt Valley, Maryland 21030

ARTICLE III - Registered Agent, Registered Office, & Registered Agent’s Signature:

(The Limited Liability Company cannot serve as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration.)

The name and the Florida street address of the registered agent are:

Corporation Service Company
Name

1201 Hays Street
Florida street address (P.O. Box NOT acceptable)

Tallahassee	FL 32301
City	Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 605, F.S..

Registered Agent’s Signature (REQUIRED)

(CONTINUED)

ARTICLE IV-

The name and address of each person authorized to manage and control the Limited Liability Company:

Title:	Name and Address:
"AMBR" = Authorized Member
"MGR" = Manager
AMBR	[MEMBER]
200 International Circle, Ste. 3500
Hunt Valley, Maryland 21030

(Use attachment if necessary)

ARTICLE V: Effective date, if other than the date of filing:                                                 . (OPTIONAL)

(If an effective date is listed, the date must be specific and cannot be more than five business days prior to or 90 days after the date of filing.)

ARTICLE VI: Other provisions, if any.

REQUIRED SIGNATURE:

Signature of a member or an authorized representative of a member.

(In accordance with section 605.0203 (1) (b), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true. I am aware that any false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.)

Robert O. Stephenson
Typed or printed name of signee

        Filing Fees:

$ 125.00 Filing Fee for Articles of Organization and Designation

                  of Registered Agent

$   30.00 Certified Copy (Optional)

$     5.00 Certificate of Status (Optional)

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